EXHIBIT 99.1
Sunair Services Corporation Closes Transaction to Sell Real Estate
FORT LAUDERDALE, Fla. Nov. 20 — Sunair Services Corporation (the Company) (Amex: SNR — News) today announced that it has closed a transaction to sell the real estate property associated with the previously sold high frequency radio business, and located in Fort Lauderdale, Florida, for $2.7 million in cash.
Commenting on the sale, John J. Hayes, the Company’s chief executive officer said, “We are pleased to have completed this transaction and expect to use the proceeds to continue our aggressive tuck-in acquisition and internal growth strategy to further build our lawn and pest control services business within our Southeastern United States platform.”
ABOUT SUNAIR
Sunair Services Corporation, a Florida corporation, through its wholly owned subsidiary, Middleton Pest Control, Inc., with headquarters located in Orlando, Florida, provides pest control and lawn care services to both residential and commercial customers. Middleton provides essential pest control services and protection against termites and insects to homes and businesses. In addition, Middleton supplies lawn care services to homes and businesses, which includes fertilization treatments and protection against disease, weeds and insects for lawns and shrubs. Through a subsidiary Sunair also is involved in the telephone communications business.
Information Regarding Forward Looking Statements
Some of the statements in this press release, including statements regarding the Company’s tuck-in acquisition and internal growth strategy, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Those forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements or those of the Company’s industry to be materially different from any future results, performance or achievements expressed or implied by those forward-looking statements. Among the factors that could cause actual results, performance or achievement to differ materially from those described or implied in the forward-looking statements include the inability to consummate future acquisitions or pursue growth opportunities, the inability to integrate acquisitions, the inability to raise additional capital to finance expansion, the risks inherent in the entry into new geographic markets, changes in regulatory conditions, competition, risks associated with general economic conditions and other factors included in the Company’s filings with the SEC. Copies of the Company’s SEC filings are available from the SEC or may be obtained upon request from the Company. The Company does not undertake any obligation to update the information contained herein, which speaks only as of this date.